BOK Financial Corporation reports quarterly earnings of $156 million, or $2.58 per share, in the first quarter.

First quarter 2026 financial highlights[1]
Net Income
Net income was $155.8 million, or $2.58 per diluted share, compared to $177.3 million, or $2.89 per diluted share. Excluding the gain recognized on the sale of a merchant banking investment and the FDIC special assessment benefit, net income would have been $152.1 million, or $2.48 per diluted share, in the fourth quarter of 2025.[2]

Net Interest Income & Margin	Net interest income totaled $342.6 million, a decrease of $2.7 million. Net interest margin was 2.90% for the first quarter compared to 2.98% in the prior quarter.

Fees & Commissions Revenue	Fees and commissions revenue was $209.8 million, a decrease of $5.1 million, led by lower investment banking revenue due to seasonality and volume of transactions.

Operating Expense
Operating expense decreased $6.9 million to $354.2 million. Excluding the FDIC special assessment benefit from the fourth quarter of 2025, operating expense decreased $16.4 million. Personnel expense decreased $11.6 million and non-personnel expense decreased $4.8 million, reflecting our continued focus on managing our core cost structure.

Loans
Period end loans grew by $536 million, to $26.2 billion, with broad-based growth across the loan portfolio, led by general business, energy, and multifamily commercial real estate loans. Average outstanding loan balances were $25.9 billion, a $683 million increase.

Credit Quality
Nonperforming assets declined to $60 million, or 0.23% of outstanding loans and repossessed assets, at March 31, 2026, from $75 million, or 0.29%, at December 31, 2025. Net charge-offs for the first quarter were $1.9 million, or 0.03% of average loans on an annualized basis.

Deposits
Period end deposits decreased $758 million to $38.7 billion and average deposits decreased $1.0 billion to $39.0 billion. Average interest-bearing deposits decreased $692 million and average demand deposits decreased by $315 million. The loan to deposit ratio was 68% at March 31, 2026, compared to 65% at December 31, 2025.

Capital
Tangible common equity ratio[2] was 9.29% compared to 9.46% at December 31, 2025. Tier 1 capital ratio was 12.61%, common equity Tier 1 capital ratio was 12.61%, and total capital ratio was 14.39%. No shares of common stock were repurchased in the first quarter of 2026.

▲	$536 million	3 bps	$123.6 billion
	LOAN GROWTH	NET CHARGE-OFFS (TTM)	AUMA

CEO Commentary
Stacy Kymes, President and CEO, stated, “Our first quarter performance reflects disciplined execution and exceptional teamwork across the organization, driven by core operating results. Loan growth exceeded 10% over the last 12 months with diverse growth across sectors and geographies, while credit quality remained excellent. During the quarter, our fee‑based businesses demonstrated resilience in a volatile market environment, with fee revenue exceeding three of the past four quarters. Expenses declined meaningfully, reflecting our continued focus on managing our core cost structure. We’re off to a strong start and well positioned for growth as the year progresses."
1 Comparisons are to the prior quarter unless otherwise noted.
2 See Explanation and Reconciliation of Non-GAAP Measures - Unaudited section following.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Net Interest Income

(Dollars in thousands)	Mar. 31, 2026	Dec. 31, 2025	Change	% Change
Tax-equivalent interest revenue
Interest-bearing cash and cash equivalents	$5,133	$5,302	$(169)	(3.2)%
Trading securities	64,588	63,296	1,292	2.0%
Investment securities	6,149	6,381	(232)	(3.6)%
Available-for-sale securities	133,963	134,440	(477)	(0.4)%
Fair value option securities	1,389	913	476	52.1%
Restricted equity securities	6,681	4,522	2,159	47.7%
Residential mortgage loans held for sale	1,056	1,349	(293)	(21.7)%
Loans	399,576	412,170	(12,594)	(3.1)%
Total tax-equivalent interest revenue	$618,535	$628,373	$(9,838)	(1.6)%
Interest expense
Interest-bearing deposits:
Transaction	$175,802	$199,008	$(23,206)	(11.7)%
Savings	1,162	1,163	(1)	(0.1)%
Time	32,234	34,252	(2,018)	(5.9)%
Total interest-bearing deposits	209,198	234,423	(25,225)	(10.8)%
Funds purchased and repurchase agreements	6,600	10,360	(3,760)	(36.3)%
Other borrowings	51,482	32,032	19,450	60.7%
Subordinated debentures	6,091	3,722	2,369	63.6%
Total interest expense	273,371	280,537	(7,166)	(2.6)%
Tax-equivalent net interest income	345,164	347,836	(2,672)	(0.8)%
Less: Tax-equivalent adjustment	2,610	2,555	55	2.2%
Net interest income	$342,554	$345,281	$(2,727)	(0.8)%

Net interest margin	2.90%	2.98%	(0.08)%	N/A

Average earning assets	$47,772,044	$46,590,610	$1,181,434	2.5%
Average trading securities	5,617,531	5,295,598	321,933	6.1%
Average investment securities	1,747,860	1,804,984	(57,124)	(3.2)%
Average available-for-sale securities	13,614,473	13,564,939	49,534	0.4%
Average fair value option securities	126,772	72,229	54,543	75.5%
Average restricted equity securities	361,514	250,430	111,084	44.4%
Average loans balance	25,925,585	25,242,551	683,034	2.7%
Average interest-bearing deposits	31,286,311	31,978,527	(692,216)	(2.2)%
Average funds purchased and repurchase agreements	924,228	1,185,566	(261,338)	(22.0)%
Average other borrowings	5,349,061	3,008,388	2,340,673	77.8%
Average subordinated debentures	396,606	241,482	155,124	64.2%
Net interest income was $342.6 million for the first quarter of 2026, a decrease of $2.7 million compared to the prior quarter. Net interest margin declined to 2.90% from 2.98%. For the first quarter of 2026, our core net interest margin excluding trading activities1, a non-GAAP measure, decreased 7 basis points to 3.15% compared to 3.22% in the prior quarter.
1 See Explanation and Reconciliation of Non-GAAP Measures - Unaudited section following.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Average earning assets increased $1.2 billion. Average loan balances increased $683 million, with broad-based growth across the loan portfolio. Average trading securities increased $322 million and restricted equity securities increased $111 million. Average interest-bearing deposits decreased $692 million, primarily from interest-bearing transaction accounts. Average funds purchased and repurchase agreements decreased $261 million, while average other borrowings increased $2.3 billion. Average subordinate debentures increased $155 million, driven by the full quarter impact of the subordinated debt issued in the fourth quarter.
The yield on average earning assets was 5.23%, a 13 basis point decrease compared to the prior quarter. The loan portfolio yield decreased 23 basis points to 6.25%. The yield on trading securities decreased 19 basis points to 4.64%, while the yield on restricted equity securities increased 17 basis points to 7.39%.
Funding costs were 2.92%, down 14 basis points. The cost of interest-bearing deposits decreased 20 basis points to 2.71%. The cost of funds purchased and repurchase agreements decreased 57 basis points to 2.90%, while the cost of other borrowings decreased 32 basis points to 3.90%. The benefit to net interest margin from assets funded by non-interest bearing liabilities was 59 basis points, a decrease of 9 basis points.

Other Operating Revenue

(Dollars in thousands)	Mar. 31, 2026	Dec. 31, 2025	Change	% Change
Brokerage and trading revenue	$43,606	$47,310	$(3,704)	(7.8)%
Transaction card revenue	31,965	31,564	401	1.3%
Fiduciary and asset management revenue	66,481	68,347	(1,866)	(2.7)%
Deposit service charges and fees	32,218	32,039	179	0.6%
Mortgage banking revenue	20,963	19,013	1,950	10.3%
Other revenue	14,544	16,591	(2,047)	(12.3)%
Total fees and commissions	209,777	214,864	(5,087)	(2.4)%
Other gains (losses), net	(216)	28,078	(28,294)	N/A
Loss on derivatives, net	(4,374)	(2,366)	(2,008)	N/A
Gain (loss) on fair value option securities, net	(2,074)	551	(2,625)	N/A
Change in fair value of mortgage servicing rights	8,155	1,407	6,748	N/A
Gain on available-for-sale securities, net	—	1,748	(1,748)	N/A
Total other operating revenue	$211,268	$244,282	$(33,014)	(13.5)%
Fees and commissions revenue totaled $209.8 million for the first quarter of 2026, decreasing $5.1 million compared to the prior quarter.
Brokerage and trading revenue decreased $3.7 million to $43.6 million. Investment banking revenue decreased $4.1 million driven by lower syndication fees and municipal underwriting activity, primarily due to seasonality and volume of transactions. Trading fees and commissions revenue decreased $1.6 million, primarily due to a shift from fee revenue to net interest income on trading securities. Customer hedging revenue grew $1.1 million, as our energy customers increased hedging activity in response to the rapid rise in crude oil prices during the quarter.
Other revenue decreased $2.0 million, largely due to a reduction in fees earned on derivative counterparty margin.
Fiduciary and asset management revenue decreased $1.9 million as the prior quarter included transaction-related fees that did not recur in the current quarter.
Mortgage banking revenue increased $2.0 million due to an increase in mortgage production volumes and higher refinancing activity.
Transaction card revenue and deposit service charges and fees were both consistent with the prior quarter.
Other gains (losses), net, were a net loss of $216 thousand compared to a net gain of $28.1 million in the prior quarter. The fourth quarter included a $23.5 million pre-tax gain on the sale of a merchant banking investment. The current quarter included a net loss on investments related to deferred compensation of $1.8 million compared to a net gain of $3.7 million in the prior quarter.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Operating Expense

(Dollars in thousands)	Mar. 31, 2026	Dec. 31, 2025	Change	% Change
Personnel	$211,174	$222,726	$(11,552)	(5.2)%
Business promotion	9,226	11,516	(2,290)	(19.9)%
Professional fees and services	14,295	18,371	(4,076)	(22.2)%
Net occupancy and equipment	33,182	32,693	489	1.5%
FDIC and other insurance	5,685	6,078	(393)	(6.5)%
FDIC special assessment	—	(9,479)	9,479	N/A
Data processing and communications	51,768	51,299	469	0.9%
Printing, postage, and supplies	3,679	4,077	(398)	(9.8)%
Amortization of intangible assets	2,443	2,656	(213)	(8.0)%
Mortgage banking costs	11,757	10,663	1,094	10.3%
Other expense	10,957	10,454	503	4.8%
Total operating expense	$354,166	$361,054	$(6,888)	(1.9)%
Total operating expense was $354.2 million for the first quarter of 2026, a decrease of $6.9 million compared to the prior quarter.
Personnel expense was $211.2 million, a decrease of $11.6 million. Cash-based incentive compensation decreased $7.0 million. The fourth quarter included higher incentive compensation expenses, primarily driven by strong results in both commercial and wealth production volumes. Regular compensation decreased $2.5 million to $122.2 million, reflecting normalization of quarterly compensation expense as the majority of transitional personnel costs from talent base alignment were recognized in the prior quarter. Deferred compensation expense was $182 thousand, a decrease of $2.2 million compared to the prior quarter. Employee benefits expense increased $1.5 million due to a seasonal increase in payroll taxes, partially offset by lower employee healthcare costs.
Excluding the impact of the FDIC special assessment adjustment in the prior quarter, non-personnel expense decreased $4.8 million. Professional fees and services decreased $4.1 million, primarily driven by lower project costs. Business promotion expense decreased $2.3 million due to lower travel and advertising costs. Mortgage banking costs increased $1.1 million due to increased payoff activity.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Loans

(Dollars in thousands)	Mar. 31, 2026	Dec. 31, 2025	Change	% Change
Commercial:
Healthcare	$3,955,763	$4,008,208	$(52,445)	(1.3)%
Services	3,901,933	3,911,917	(9,984)	(0.3)%
Energy	3,005,693	2,882,242	123,451	4.3%
Mortgage finance	228,242	177,765	50,477	28.4%
General business	4,481,452	4,300,935	180,517	4.2%
Total commercial	15,573,083	15,281,067	292,016	1.9%

Commercial real estate:
Multifamily	2,553,709	2,432,330	121,379	5.0%
Industrial	1,418,626	1,368,436	50,190	3.7%
Office	821,569	814,139	7,430	0.9%
Retail	613,976	573,451	40,525	7.1%
Residential construction and land development	109,480	129,783	(20,303)	(15.6)%
Other commercial real estate	367,319	353,867	13,452	3.8%
Total commercial real estate	5,884,679	5,672,006	212,673	3.7%

Loans to individuals:
Residential mortgage	2,784,134	2,731,415	52,719	1.9%
Residential mortgage guaranteed by U.S. government agencies	160,254	158,359	1,895	1.2%
Personal	1,785,243	1,808,615	(23,372)	(1.3)%
Total loans to individuals	4,729,631	4,698,389	31,242	0.7%

Total loans	$26,187,393	$25,651,462	$535,931	2.1%
Outstanding loans were $26.2 billion at March 31, 2026, an increase of $536 million over December 31, 2025, with broad-based growth across the loan portfolio led by general business, energy, and multifamily commercial real estate loans. Unfunded loan commitments grew by $319 million over the fourth quarter of 2025 to $16.2 billion at March 31, 2026.
Outstanding commercial loan balances, which includes healthcare, services, energy, mortgage finance, and general business loans, increased $292 million over the prior quarter.
General business loans increased $181 million to $4.5 billion, or 17% of total loans. General business loans include $2.9 billion of wholesale/retail loans and $1.6 billion of loans from other commercial industries.
Energy loan balances grew by $123 million to $3.0 billion, or 11% of total loans. The majority of this portfolio is first lien, senior secured, reserve-based lending to oil and gas producers, which we believe is the lowest risk form of energy lending. Approximately 72% of committed production loans are secured by properties primarily producing oil. The remaining 28% are secured by properties primarily producing natural gas. Unfunded energy loan commitments were $4.5 billion at March 31, 2026, a $52 million increase over December 31, 2025.
The Company launched the residential mortgage finance line of business in the third quarter of 2025, growing loans by $50 million during the quarter to $228 million, or 1% of total loans.
Services sector loan balances were largely unchanged compared to the prior quarter at $3.9 billion, or 15% of total loans. Services loans consist of a large number of loans to a variety of businesses, including state and local municipal government entities, Native American tribal government and casino operations, foundations and not-for-profit organizations, educational services, and specialty trade contractors.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Healthcare sector loan balances decreased $52 million and totaled $4.0 billion, or 15% of total loans. Our healthcare sector loans primarily consist of $3.2 billion of senior housing and care facilities, including independent living, assisted living, and skilled nursing. Generally, we loan to borrowers with a portfolio of multiple facilities, which serves to help diversify risks specific to a single facility.
Commercial real estate loan balances increased $213 million to $5.9 billion, representing 22% of total loans. Loans secured by multifamily properties increased $121 million. Loans secured by industrial facilities increased $50 million and loans secured by retail facilities increased $41 million, while residential construction and land development loans decreased by $20 million. Unfunded commercial real estate loan commitments were $2.1 billion at March 31, 2026, a $66 million decrease compared to December 31, 2025. We take a disciplined approach to managing our concentration of commercial real estate loan commitments as a percentage of capital.
Loans to individuals were up $31 million over the prior quarter to $4.7 billion and represent 18% of total loans. Residential mortgage loans increased $55 million, while personal loans decreased $23 million. Personal loans consist primarily of loans to Wealth Management clients secured by the cash surrender value of insurance policies or marketable securities. Personal loans also include direct loans secured by and for the purchase of automobiles, recreational and marine equipment, as well as unsecured loans.

Period End & Average Deposits

(Dollars in thousands)	Mar. 31, 2026	Dec. 31, 2025	Change	% Change
Period end deposits
Demand	$7,694,329	$8,081,930	$(387,601)	(4.8)%
Interest-bearing transaction	26,352,203	26,850,070	(497,867)	(1.9)%
Savings	903,707	863,923	39,784	4.6%
Time	3,726,809	3,639,083	87,726	2.4%
Total deposits	$38,677,048	$39,435,006	$(757,958)	(1.9)%

Average deposits
Demand	$7,693,948	$8,009,082	$(315,134)	(3.9)%
Interest-bearing transaction	26,707,581	27,396,541	(688,960)	(2.5)%
Savings	877,650	852,390	25,260	3.0%
Time	3,701,080	3,729,596	(28,516)	(0.8)%
Total average deposits	$38,980,259	$39,987,609	$(1,007,350)	(2.5)%
Our funding sources, which primarily include deposits and wholesale borrowings, provide adequate liquidity to meet our needs. The loan to deposit ratio was 68% at March 31, 2026, compared to 65% at December 31, 2025, providing significant on-balance sheet liquidity to meet future loan demand and contractual obligations.
Period end deposits totaled $38.7 billion at March 31, 2026, a $758 million decrease. Interest-bearing transaction accounts decreased $498 million and demand deposits decreased $388 million, while time deposits increased $88 million.
Average deposits were $39.0 billion during the first quarter, a $1.0 billion decrease. Average interest-bearing transaction accounts decreased $689 million, average demand deposit balances decreased $315 million, and average time deposits decreased $29 million.
Average Commercial Banking deposits decreased $186 million to $18.3 billion, or 47% of total deposits. Our commercial deposit portfolio is highly diversified across industries and customers. The highest concentration by industry within our commercial deposit portfolio is with our energy customers representing 8% of our total deposits. Average Consumer Banking deposits increased $43 million to $8.4 billion, or 22% of total deposits. Average Wealth Management deposits increased by $79 million to $10.8 billion, or 28% of total deposits. Average Funds Management and Other deposits decreased $943 million to $1.5 billion, or 4% of total deposits, as funds opportunistically placed into wholesale deposits in the prior quarter were replaced with wholesale borrowings during the first quarter.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Capital

	Minimum Capital Requirement	Capital Conservation Buffer	Minimum Capital Requirement Including Capital Conservation Buffer	Mar. 31, 2026	Dec. 31, 2025
Common equity Tier 1	4.50%	2.50%	7.00%	12.61%	12.90%
Tier 1 capital	6.00%	2.50%	8.50%	12.61%	12.90%
Total capital	8.00%	2.50%	10.50%	14.39%	14.77%
Tier 1 leverage	4.00%	N/A	4.00%	9.85%	9.86%
Tangible common equity ratio[1]				9.29%	9.46%

Common stock repurchased (shares)				—	2,617,414
Average price per share repurchased				$—	$107.99
The company's common equity Tier 1 capital ratio was 12.61% at March 31, 2026. In addition, the company's Tier 1 capital ratio was 12.61%, total capital ratio was 14.39%, and leverage ratio was 9.85% at March 31, 2026. At December 31, 2025, the company's common equity Tier 1 capital ratio was 12.90%, Tier 1 capital ratio was 12.90%, total capital ratio was 14.77%, and leverage ratio was 9.86%.
The company's tangible common equity ratio1, a non-GAAP measure, was 9.29% at March 31, 2026, and 9.46% at December 31, 2025. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available-for-sale securities.
No shares of common stock were repurchased in the first quarter of 2026. The company repurchased 2,617,414 shares of common stock at an average price paid of $107.99 per share in the fourth quarter of 2025. We view buybacks opportunistically, but within the context of maintaining our strong capital position.

Credit Quality
Nonperforming assets totaled $60 million, or 0.23% of outstanding loans and repossessed assets, at March 31, 2026, compared to $75 million, or 0.29%, at December 31, 2025. Excluding loans guaranteed by U.S. government agencies, nonperforming assets totaled $52 million, or 0.20% of outstanding loans and repossessed assets, at March 31, 2026, compared to $66 million, or 0.26%, at December 31, 2025.
Nonaccruing loans decreased $14 million compared to December 31, 2025. New nonaccruing loans identified in the first quarter totaled $8.1 million, offset by $5.8 million in payments received, $4.7 million in foreclosures of other real estate owned, $4.4 million in loans that returned to accrual status, and $3.2 million in charge-offs. Nonaccruing services loans decreased $4.9 million, nonaccruing general business loans decreased $3.6 million, nonaccruing loans to individuals decreased $3.4 million, and nonaccruing healthcare loans decreased $2.4 million.
Net charge-offs were $1.9 million, or 0.03% of average loans on an annualized basis, in the first quarter. At March 31, 2026, net charge-offs for the trailing twelve months were $7.5 million, or 0.03% of average loans. Net charge-offs were $1.4 million, or 0.02% of average loans on an annualized basis, in the fourth quarter of 2025.
No provision for expected credit losses was necessary for the first quarter of 2026. The favorable impact of higher projected oil prices on our energy loan portfolio and improved credit quality was offset by loan growth and a slight downward revision to economic forecast assumptions compared to the prior quarter.
At March 31, 2026, the combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments was $323 million, or 1.23% of outstanding loans and 618% of nonaccruing loans, excluding residential mortgage loans guaranteed by U.S. government agencies. At December 31, 2025, the combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments was $327 million, or 1.28% of outstanding loans and 497% of nonaccruing loans.

1     See Explanation and Reconciliation of Non-GAAP Measures - Unaudited section following.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Securities & Derivatives
The fair value of the available-for-sale securities portfolio totaled $13.5 billion at March 31, 2026, a $67 million decrease compared to December 31, 2025. At March 31, 2026, the available-for-sale securities portfolio consisted primarily of $9.6 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $3.0 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At March 31, 2026, the available-for-sale securities portfolio had a net unrealized loss of $217 million, compared to $133 million at December 31, 2025.
We hold an inventory of trading securities in support of sales to a variety of customers. At March 31, 2026, the trading securities portfolio totaled $5.7 billion, compared to $5.4 billion at December 31, 2025.
The company also maintains a portfolio of residential mortgage-backed and commercial mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights. This portfolio of fair value option securities increased $76.0 million to $178 million at March 31, 2026.
Derivative contracts are carried at fair value. At March 31, 2026, the net fair values of derivative contracts, before consideration of cash margin, reported as assets under our customer risk management programs totaled $748 million, compared to $428 million at December 31, 2025. The aggregate net fair value of derivative contracts, before consideration of cash margin, held under these programs reported as liabilities totaled $734 million at March 31, 2026, and $399 million at December 31, 2025.
The net benefit of the changes in the fair value of mortgage servicing rights and related economic hedges was $2.0 million during the first quarter of 2026, including an $8.2 million increase in the fair value of mortgage servicing rights, a $6.3 million decrease in the fair value of securities and derivative contracts held as an economic hedge, and $86 thousand of related net interest income.

First Quarter 2026 Segment Highlights

	Commercial Banking		Consumer Banking		Wealth Management

(In thousands)	Mar. 31, 2026	Dec. 31, 2025	Mar. 31, 2026	Dec. 31, 2025	Mar. 31, 2026	Dec. 31, 2025
Net interest income and fee revenue	$232,483	$242,828	$96,926	$94,761	$153,398	$160,171
Net loans charged-off (recovered)	400	929	1,508	944	496	(7)
Personnel expense	51,267	54,978	25,466	25,181	69,413	74,028
Non-personnel expense	31,041	33,209	38,027	39,587	28,756	28,697
Net income before taxes	134,787	162,142	19,168	15,054	37,541	42,689

Average loans	$21,232,965	$20,650,624	$2,584,226	$2,516,158	$2,430,864	$2,393,802
Average deposits	18,306,337	18,492,793	8,389,039	8,346,245	10,782,785	10,703,630
Assets under management or administration					$123,586,715	$126,614,658
Commercial Banking contributed $134.8 million to net income before taxes in the first quarter of 2026, a decrease of $27.4 million compared to the fourth quarter of 2025. Combined net interest income and fee revenue totaled $232.5 million, a decrease of $10.3 million. Net interest income decreased $7.5 million from lower deposit spreads and demand deposit balances, slightly offset by increased loan volumes. Investment banking revenue decreased $2.2 million due to lower loan syndication fees. Other operating expenses decreased $5.9 million, primarily attributable to decreased incentive compensation costs and lower project related costs. Other gains, net, were $1.2 million for the first quarter of 2026, compared to $25.6 million in the fourth quarter of 2025. The fourth quarter included a $23.5 million pre-tax gain on the sale of a merchant banking investment. Average loans increased $582 million, or 3%, to $21.2 billion. Average deposits were $18.3 billion, a decrease of $186 million, or 1%.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Consumer Banking contributed $19.2 million to net income before taxes in the first quarter of 2026, an increase of $4.1 million. Combined net interest income and fee revenue increased $2.2 million, driven by stronger mortgage production performance and higher card-network incentives, partially offset by changes in deposit spreads. The net benefit of the change in the fair value of mortgage servicing rights and the related economic hedges was $2.0 million, compared to a cost of $579 thousand in the prior quarter. Personnel expense was consistent with the prior quarter. Non-personnel expense decreased $1.6 million due to lower business promotion expenses and professional fees, partially offset by higher mortgage banking costs from increased payoff activity. Corporate expense allocations increased $1.4 million. Average loans increased $68 million, or 3%, to $2.6 billion. Average deposits were relatively consistent with the prior quarter at $8.4 billion.
Wealth Management contributed $37.5 million to net income before taxes in the first quarter of 2026, a decrease of $5.1 million compared to the fourth quarter of 2025. Combined net interest income and fee revenue decreased $6.8 million due to reduced margins on deposits, lower fiduciary and asset management revenue as the prior quarter included transaction-related fees that did not recur, and decreased other revenue. Other operating expenses decreased $4.6 million, driven by lower regular and incentive compensation costs during the quarter. Corporate expense allocations increased $2.4 million. Average loans increased $37 million, or 2%, to $2.4 billion. Average deposits were largely unchanged at $10.8 billion. Assets under management or administration were $123.6 billion, a decrease of $3.0 billion, or 2%.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Conference Call & Webcast
The company will host a conference call at noon Central time on Tuesday, April 21, 2026, to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at bokf.com. The conference call can also be accessed by dialing 1-800-715-9871 toll free, or 1-646-307-1963, conference ID: 6617678. A webcast replay will also be available shortly after the conclusion of the live call at bokf.com or by dialing 1-800-770-2030 and referencing replay PIN: 6617678.

About BOK Financial Corporation
BOK Financial Corporation is a $54 billion regional financial services company headquartered in Tulsa, Oklahoma with $124 billion in assets under management or administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc.; and BOK Financial Private Wealth, Inc. BOKF, NA's holdings include TransFund and Cavanal Hill Investment Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Oklahoma; Bank of Texas; and BOK Financial in Arizona, Arkansas, Colorado, Kansas and Missouri; as well as having limited purpose offices in Nebraska, Wisconsin, Connecticut, and Tennessee. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of March 31, 2026 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial Corporation, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “outlook,” “projects,” “will,” “intends,” “may,” “could,” “should,” “would,” “potential,” “continue,” “seek,” “target,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that acquisitions and growth endeavors will be profitable are statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified and for which BOK Financial assumes no responsibility for the accuracy or completeness. These various forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. All statements other than statements of historical fact are forward-looking statements. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to: changes in government; changes in governmental economic policy, including tariffs; changes in commodity prices; interest rates and interest rate relationships; inflation; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulations; tax laws; prices, levies and assessments; the impact of technological advances; trends in customer behavior as well as their ability to repay loans; credit quality deterioration; cybersecurity incidents and data breaches; operational failures or interruptions; liquidity risks; capital adequacy requirements; litigation and regulatory enforcement actions; and other risks detailed in BOK Financial Corporation’s filings with the Securities and Exchange Commission. BOK Financial Corporation and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
BALANCE SHEETS – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Mar. 31, 2026	Dec. 31, 2025
Assets
Cash and due from banks	$905,614	$1,001,107
Interest-bearing cash and cash equivalents	506,793	656,995
Trading securities	5,652,162	5,392,745
Investment securities, net of allowance	1,719,731	1,784,242
Available-for-sale securities	13,539,565	13,606,625
Fair value option securities	178,098	102,096
Restricted equity securities	357,909	224,757
Residential mortgage loans held for sale	104,873	94,630
Loans:
Commercial	15,573,083	15,281,067
Commercial real estate	5,884,679	5,672,006
Loans to individuals	4,729,631	4,698,389
Total loans	26,187,393	25,651,462
Allowance for loan losses	(277,719)	(275,860)
Loans, net of allowance	25,909,674	25,375,602
Premises and equipment, net	631,454	638,936
Receivables	272,540	292,978
Goodwill	1,044,749	1,044,749
Intangible assets, net	32,303	34,752
Mortgage servicing rights	333,381	322,724
Real estate and other repossessed assets, net of allowance	15	176
Derivative contracts, net	782,985	300,775
Cash surrender value of bank-owned life insurance	424,494	421,514
Receivable on unsettled securities sales	156,963	62,034
Other assets	1,207,102	880,064
Total assets	$53,760,405	$52,237,501

Liabilities
Deposits:
Demand	$7,694,329	$8,081,930
Interest-bearing transaction	26,352,203	26,850,070
Savings	903,707	863,923
Time	3,726,809	3,639,083
Total deposits	38,677,048	39,435,006
Funds purchased and repurchase agreements	715,469	1,491,716
Other borrowings	5,753,504	2,745,939
Subordinated debentures	396,625	396,589
Accrued interest, taxes, and expense	325,670	382,809
Due on unsettled securities purchases	1,140,782	991,073
Derivative contracts, net	282,590	397,573
Other liabilities	493,651	476,116
Total liabilities	47,785,339	46,316,821
Shareholders' equity
Capital, surplus, and retained earnings	6,198,177	6,084,816
Accumulated other comprehensive loss	(225,002)	(166,170)
Total shareholders’ equity	5,973,175	5,918,646
Non-controlling interests	1,891	2,034
Total equity	5,975,066	5,920,680
Total liabilities and equity	$53,760,405	$52,237,501

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
AVERAGE BALANCE SHEETS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended
(In thousands)	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025
Assets
Interest-bearing cash and cash equivalents	$577,641	$546,045	$495,091	$506,330	$564,014
Trading securities	5,617,531	5,295,598	5,603,200	6,876,788	5,881,997
Investment securities, net of allowance	1,747,860	1,804,984	1,861,565	1,918,969	1,980,005
Available-for-sale securities	13,614,473	13,564,939	13,386,515	13,218,569	12,962,830
Fair value option securities	126,772	72,229	105,651	88,323	17,603
Restricted equity securities	361,514	250,430	337,055	390,191	348,266
Residential mortgage loans held for sale	77,105	91,414	91,422	86,543	63,365
Loans:
Commercial	15,430,740	15,037,471	14,490,145	14,315,695	14,633,090
Commercial real estate	5,779,715	5,581,588	5,743,572	5,495,152	5,245,867
Loans to individuals	4,715,130	4,623,492	4,592,422	4,365,702	4,189,270
Total loans	25,925,585	25,242,551	24,826,139	24,176,549	24,068,227
Allowance for loan losses	(276,437)	(277,580)	(277,398)	(278,191)	(279,983)
Loans, net of allowance	25,649,148	24,964,971	24,548,741	23,898,358	23,788,244
Total earning assets	47,772,044	46,590,610	46,429,240	46,984,071	45,606,324
Cash and due from banks	963,980	988,135	960,602	915,487	995,598
Derivative contracts, net	421,256	268,675	317,732	374,125	328,478
Cash surrender value of bank-owned life insurance	422,540	420,167	417,261	419,602	417,797
Receivable on unsettled securities sales	173,506	227,678	162,035	228,563	184,960
Other assets	3,369,683	3,357,081	3,405,206	3,365,104	3,453,746
Total assets	$53,123,009	$51,852,346	$51,692,076	$52,286,952	$50,986,903

Liabilities
Deposits:
Demand	$7,693,948	$8,009,082	$7,894,847	$7,958,538	$8,156,069
Interest-bearing transaction	26,707,581	27,396,541	26,076,475	25,859,336	25,859,733
Savings	877,650	852,390	867,939	853,062	844,875
Time	3,701,080	3,729,596	3,641,985	3,465,780	3,498,401
Total deposits	38,980,259	39,987,609	38,481,246	38,136,716	38,359,078
Funds purchased and repurchase agreements	924,228	1,185,566	873,800	782,039	935,716
Other borrowings	5,349,061	3,008,388	5,048,301	6,019,948	4,626,402
Subordinated debentures	396,606	241,482	—	99,846	131,188
Derivative contracts, net	302,403	317,206	332,893	359,616	237,035
Due on unsettled securities purchases	418,478	452,673	329,361	503,490	425,050
Other liabilities	727,779	697,979	663,323	591,496	611,762
Total liabilities	47,098,814	45,890,903	45,728,924	46,493,151	45,326,231
Total equity	6,024,195	5,961,443	5,963,152	5,793,801	5,660,672
Total liabilities and equity	$53,123,009	$51,852,346	$51,692,076	$52,286,952	$50,986,903

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
STATEMENTS OF EARNINGS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended
	March 31,
(In thousands, except share and per share data)	2026	2025
Interest revenue	$615,925	$618,570
Interest expense	273,371	302,319
Net interest income	342,554	316,251
Provision for credit losses	—	—
Net interest income after provision for credit losses	342,554	316,251
Other operating revenue:
Brokerage and trading revenue	43,606	31,068
Transaction card revenue	31,965	27,092
Fiduciary and asset management revenue	66,481	60,972
Deposit service charges and fees	32,218	30,275
Mortgage banking revenue	20,963	19,815
Other revenue	14,544	14,894
Total fees and commissions	209,777	184,116
Other losses, net	(216)	(725)
Gain (loss) on derivatives, net	(4,374)	9,565
Gain (loss) on fair value option securities, net	(2,074)	325
Change in fair value of mortgage servicing rights	8,155	(7,240)
Total other operating revenue	211,268	186,041
Other operating expense:
Personnel	211,174	214,185
Business promotion	9,226	8,818
Professional fees and services	14,295	13,269
Net occupancy and equipment	33,182	32,992
FDIC and other insurance	5,685	6,587
FDIC special assessment	—	523
Data processing and communications	51,768	47,578
Printing, postage, and supplies	3,679	3,639
Amortization of intangible assets	2,443	2,652
Mortgage banking costs	11,757	7,689
Other expense	10,957	9,597
Total other operating expense	354,166	347,529

Net income before taxes	199,656	154,763
Federal and state income taxes	43,936	34,992
Net income	155,720	119,771
Net loss attributable to non-controlling interests	(46)	(6)
Net income attributable to BOK Financial Corporation shareholders	$155,766	$119,777

Average shares outstanding:
Basic and diluted	60,033,282	63,547,510

Net income per share:
Basic and diluted	$2.58	$1.86

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
QUARTERLY EARNINGS TREND – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except share, and per share data)	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025
Interest revenue	$615,925	$625,818	$644,453	$642,427	$618,570
Interest expense	273,371	280,537	306,807	314,261	302,319
Net interest income	342,554	345,281	337,646	328,166	316,251
Provision for credit losses	—	—	2,000	—	—
Net interest income after provision for credit losses	342,554	345,281	335,646	328,166	316,251
Other operating revenue:
Brokerage and trading revenue	43,606	47,310	43,239	38,125	31,068
Transaction card revenue	31,965	31,564	29,463	29,561	27,092
Fiduciary and asset management revenue	66,481	68,347	63,878	63,964	60,972
Deposit service charges and fees	32,218	32,039	31,896	31,319	30,275
Mortgage banking revenue	20,963	19,013	19,764	18,993	19,815
Other revenue	14,544	16,591	16,190	15,368	14,894
Total fees and commissions	209,777	214,864	204,430	197,330	184,116
Other gains (losses), net	(216)	28,078	8,264	8,140	(725)
Gain (loss) on derivatives, net	(4,374)	(2,366)	(453)	5,535	9,565
Gain (loss) on fair value option securities, net	(2,074)	551	630	1,112	325
Change in fair value of mortgage servicing rights	8,155	1,407	(2,375)	(5,019)	(7,240)
Gain on available-for-sale securities, net	—	1,748	213	—	—
Total other operating revenue	211,268	244,282	210,709	207,098	186,041
Other operating expense:
Personnel	211,174	222,726	226,347	214,711	214,185
Business promotion	9,226	11,516	9,960	9,139	8,818
Professional fees and services	14,295	18,371	15,137	15,402	13,269
Net occupancy and equipment	33,182	32,693	33,040	32,657	32,992
FDIC and other insurance	5,685	6,078	7,302	6,439	6,587
FDIC special assessment	—	(9,479)	(1,209)	(523)	523
Data processing and communications	51,768	51,299	50,062	49,597	47,578
Printing, postage, and supplies	3,679	4,077	4,036	4,067	3,639
Amortization of intangible assets	2,443	2,656	2,656	2,656	2,652
Mortgage banking costs	11,757	10,663	10,668	6,711	7,689
Other expense	10,957	10,454	11,771	13,647	9,597
Total other operating expense	354,166	361,054	369,770	354,503	347,529

Net income before taxes	199,656	228,509	176,585	180,761	154,763
Federal and state income taxes	43,936	51,243	35,714	40,691	34,992
Net income	155,720	177,266	140,871	140,070	119,771
Net income (loss) attributable to non-controlling interests	(46)	(35)	(23)	52	(6)
Net income attributable to BOK Financial Corporation shareholders	$155,766	$177,301	$140,894	$140,018	$119,777

Average shares outstanding:
Basic and diluted	60,033,282	60,916,929	62,840,270	63,208,027	63,547,510

Net income per share:
Basic and diluted	$2.58	$2.89	$2.22	$2.19	$1.86

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
FINANCIAL HIGHLIGHTS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio, share, and per share data)	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025
Capital:
Period end shareholders' equity	$5,973,175	$5,918,646	$6,022,535	$5,890,888	$5,771,813
Risk-weighted assets	$40,777,918	$38,966,948	$38,136,467	$37,630,803	$38,062,913
Risk-based capital ratios:
Common equity Tier 1	12.61%	12.90%	13.60%	13.59%	13.31%
Tier 1	12.61%	12.90%	13.61%	13.60%	13.31%
Total capital	14.39%	14.77%	14.48%	14.48%	14.54%
Leverage ratio	9.85%	9.86%	10.19%	9.88%	10.02%
Tangible common equity ratio[1]	9.29%	9.46%	10.06%	9.63%	9.48%

Common stock:
Book value per share	$98.31	$97.63	$95.22	$92.61	$89.82
Tangible book value per share	$80.58	$79.83	$78.11	$75.56	$72.87
Market value per share:
High	$138.42	$122.16	$114.17	$104.15	$116.29
Low	$113.53	$102.72	$96.89	$85.08	$97.84
Cash dividends paid	$38,118	$38,042	$36,122	$36,256	$36,468
Dividend payout ratio	24.47%	21.46%	25.64%	25.89%	30.45%
Shares outstanding, net	60,759,992	60,620,507	63,247,676	63,611,097	64,261,824
Stock buy-back program:
Shares repurchased	—	2,617,414	365,547	663,298	10,000
Amount	$—	$282,645	$40,575	$62,341	$985
Average price paid per share[2]	$—	$107.99	$111.00	$93.99	$98.45

Performance ratios (quarter annualized):
Return on average assets	1.19%	1.36%	1.08%	1.07%	0.95%
Return on average equity	10.49%	11.80%	9.38%	9.70%	8.59%
Return on average tangible common equity[1]	12.78%	14.42%	11.46%	11.94%	10.63%
Net interest margin	2.90%	2.98%	2.91%	2.80%	2.78%
Efficiency ratio[1]	63.21%	60.71%	66.66%	65.42%	68.31%
Adjusted efficiency ratio[1]	63.21%	64.89%	66.88%	65.52%	68.21%

Other data:
Tax-equivalent interest	$2,610	$2,555	$2,565	$2,574	$2,542
Net unrealized loss on available-for-sale securities	$(216,978)	$(132,566)	$(203,682)	$(276,678)	$(363,507)

1     See Explanation and Reconciliation of Non-GAAP Measures - Unaudited section following.
2     Excludes 1% excise tax on corporate stock repurchases.
3     Actual interest earned on fair value option securities less internal transfer-priced cost of funds.                      15

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratio, share, and per share data)	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025
Mortgage banking:
Mortgage production revenue	$3,926	$1,963	$2,370	$1,707	$2,629

Mortgage loans funded for sale	$230,858	$230,376	$229,812	$219,154	$159,816
Add: Current period end outstanding commitments	83,674	49,048	67,842	64,508	60,429
Less: Prior period end outstanding commitments	49,048	67,842	64,508	60,429	36,590
Total mortgage production volume	$265,484	$211,582	$233,146	$223,233	$183,655

Mortgage loan refinances to mortgage loans funded for sale	30%	27%	13%	16%	12%
Realized margin on funded mortgage loans	1.22%	1.10%	0.96%	0.66%	0.91%
Production revenue as a percentage of production volume	1.48%	0.93%	1.02%	0.76%	1.43%

Mortgage servicing revenue	$17,037	$17,050	$17,394	$17,286	$17,186
Average outstanding principal balance of mortgage loans serviced for others	$22,109,450	$21,882,238	$22,269,300	$22,687,658	$23,089,324
Average mortgage servicing revenue rates	0.31%	0.31%	0.31%	0.31%	0.30%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on derivatives, net	$(4,211)	$(2,651)	$(508)	$5,230	$9,183
Gain (loss) on fair value option securities, net	(2,074)	551	630	1,112	325
Gain (loss) on economic hedge of mortgage servicing rights	(6,285)	(2,100)	122	6,342	9,508
Change in fair value of mortgage servicing rights	8,155	1,407	(2,375)	(5,019)	(7,240)
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	1,870	(693)	(2,253)	1,323	2,268
Net interest income (expense) on fair value option securities[3]	86	114	169	229	(71)
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$1,956	$(579)	$(2,084)	$1,552	$2,197

1     See Explanation and Reconciliation of Non-GAAP Measures - Unaudited section following.
2     Excludes 1% excise tax on corporate stock repurchases.
3     Actual interest earned on fair value option securities less internal transfer-priced cost of funds.                      16

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio and per share data)	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025
Reconciliation of tangible common equity ratio:
Total shareholders' equity	$5,973,175	$5,918,646	$6,022,535	$5,890,888	$5,771,813
Less: Goodwill and intangible assets, net	1,077,052	1,079,501	1,082,125	1,084,749	1,088,813
Tangible common equity	$4,896,123	$4,839,145	$4,940,410	$4,806,139	$4,683,000

Total assets	$53,760,405	$52,237,501	$50,193,387	$50,998,077	$50,472,189
Less: Goodwill and intangible assets, net	1,077,052	1,079,501	1,082,125	1,084,749	1,088,813
Tangible assets	$52,683,353	$51,158,000	$49,111,262	$49,913,328	$49,383,376

Tangible common equity ratio	9.29%	9.46%	10.06%	9.63%	9.48%

Reconciliation of return on average tangible common equity:
Total average shareholders' equity	$6,022,247	$5,959,186	$5,960,711	$5,791,275	$5,658,082
Less: Average goodwill and intangible assets, net	1,078,240	1,080,758	1,083,390	1,086,991	1,090,116
Average tangible common equity	$4,944,007	$4,878,428	$4,877,321	$4,704,284	$4,567,966

Net income attributable to BOK Financial Corporation shareholders	$155,766	$177,301	$140,894	$140,018	$119,777

Return on average tangible common equity	12.78%	14.42%	11.46%	11.94%	10.63%

Calculation of efficiency ratio and adjusted efficiency ratio:
Total other operating expense	$354,166	$361,054	$369,770	$354,503	$347,529
Less: Amortization of intangible assets	2,443	2,656	2,656	2,656	2,652
Numerator for efficiency ratio	$351,723	$358,398	$367,114	$351,847	$344,877
Less: FDIC special assessment expense (benefit)	—	(9,479)	(1,209)	(523)	523
Numerator for adjusted efficiency ratio	$351,723	$367,877	$368,323	$352,370	$344,354

Net interest income	$342,554	$345,281	$337,646	$328,166	$316,251
Add: Tax-equivalent adjustment	2,610	2,555	2,565	2,574	2,542
Tax-equivalent net interest income	345,164	347,836	340,211	330,740	318,793
Add: Total other operating revenue	211,268	244,282	210,709	207,098	186,041
Less: Gain on available-for-sale securities, net	—	1,748	213	—	—
Denominator for efficiency ratio	$556,432	$590,370	$550,707	$537,838	$504,834
Less: Gain on sale of merchant banking investment	—	23,475	—	—	—
Denominator for adjusted efficiency ratio	$556,432	$566,895	$550,707	$537,838	$504,834

Efficiency ratio	63.21%	60.71%	66.66%	65.42%	68.31%
Adjusted efficiency ratio	63.21%	64.89%	66.88%	65.52%	68.21%

Reconciliation of pre-provision net revenue:
Net income before taxes	$199,656	$228,509	$176,585	$180,761	$154,763
Add: Provision for expected credit losses	—	—	2,000	—	—
Less: Net income (loss) attributable to non-controlling interests	(46)	(35)	(23)	52	(6)
Pre-provision net revenue	$199,702	$228,544	$178,608	$180,709	$154,769

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratio and per share data)	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025

Information on net interest income and net interest margin excluding trading activities:
Net interest income	$342,554	$345,281	$337,646	$328,166	$316,251
Less: Trading activities net interest income	15,366	13,211	14,325	16,138	15,174
Net interest income excluding trading activities	327,188	332,070	323,321	312,028	301,077
Add: Tax-equivalent adjustment	2,610	2,555	2,565	2,574	2,542
Tax-equivalent net interest income excluding trading activities	$329,798	$334,625	$325,886	$314,602	$303,619

Average interest-earning assets	$47,772,044	$46,590,610	$46,429,240	$46,984,071	$45,606,324
Less: Average trading activities interest-earning assets	5,617,531	5,295,598	5,603,200	6,876,788	5,881,997
Average interest-earning assets excluding trading activities	$42,154,513	$41,295,012	$40,826,040	$40,107,283	$39,724,327

Net interest margin on average interest-earning assets	2.90%	2.98%	2.91%	2.80%	2.78%
Net interest margin on average trading activities interest-earning assets	1.05%	1.04%	1.07%	0.93%	0.98%
Net interest margin on average interest-earning assets excluding trading activities	3.15%	3.22%	3.16%	3.12%	3.05%

Three Months Ended

(In thousands, except per share data)	Dec. 31, 2025
Reconciliation of adjusted net income and earnings per share:
Net income attributable to BOK Financial Corporation shareholders	$177,301
Impact of FDIC special assessment benefit, net of tax	(7,239)
Gain on sale of merchant banking investment, net of tax	(17,928)
Adjusted net income	$152,134

Earnings per share	$2.89
Impact of FDIC special assessment benefit, net of tax	(0.12)
Gain on sale of merchant banking investment, net of tax	(0.29)
Adjusted earnings per share	$2.48

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
Explanation of Non-GAAP Measures
The tangible common equity ratio and return on average tangible common equity are primarily based on total shareholders' equity, which includes unrealized gains and losses on available-for-sale securities, less intangible assets and equity that do not benefit common shareholders. These measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from shareholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income in shareholders' equity.
The efficiency ratio and adjusted efficiency ratio measure the company's ability to use its assets and manage its liabilities effectively in the current period.
Pre-provision net revenue is a measure of revenue less expenses and is calculated before provision for credit losses and income tax expense. This financial measure is frequently used by investors and analysts and enables them to assess a company's ability to generate earnings to cover credit losses through a credit cycle. It also provides an additional basis for comparing the results of operations between periods by isolating the impact of the provision for credit losses, which can vary significantly between periods.
Net interest income and net interest margin excluding trading activities removes the effect of trading activities on these metrics allowing management and investors to assess the performance of the company's core lending and deposit activities without the associated volatility from trading activities.
We believe adjusting net income and earnings per share for notable non-core items enhances comparability of results with prior periods, demonstrates the impact of significant items, and provides a useful measure for determining the company's expenses that are core to our business operations and are expected to recur over time.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
LOANS TREND – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025
Commercial:
Healthcare	$3,955,763	$4,008,208	$3,878,543	$3,808,936	$3,789,446
Services	3,901,933	3,911,917	3,710,643	3,658,807	3,704,834
Energy	3,005,693	2,882,242	2,681,512	2,734,713	2,860,330
Mortgage finance	228,242	177,765	84,271	—	—
General business	4,481,452	4,300,935	4,157,971	4,181,726	4,048,821
Total commercial	15,573,083	15,281,067	14,512,940	14,384,182	14,403,431

Commercial real estate:
Multifamily	2,553,709	2,432,330	2,500,323	2,473,365	2,336,312
Industrial	1,418,626	1,368,436	1,396,795	1,304,211	1,163,089
Office	821,569	814,139	811,601	690,086	704,688
Retail	613,976	573,451	593,835	592,043	497,579
Residential construction and land development	109,480	129,783	122,033	105,701	105,190
Other commercial real estate	367,319	353,867	328,020	356,035	356,678
Total commercial real estate	5,884,679	5,672,006	5,752,607	5,521,441	5,163,536

Loans to individuals:
Residential mortgage	2,784,134	2,731,415	2,676,366	2,610,681	2,471,345
Residential mortgage guaranteed by U.S. government agencies	160,254	158,359	151,642	148,453	133,453
Personal	1,785,243	1,808,615	1,771,639	1,627,454	1,518,723
Total loans to individuals	4,729,631	4,698,389	4,599,647	4,386,588	4,123,521

Total loans	$26,187,393	$25,651,462	$24,865,194	$24,292,211	$23,690,488

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
LOANS MANAGED BY PRINCIPAL MARKET AREA – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025
Texas:
Commercial	$7,489,036	$7,383,319	$6,800,577	$6,893,246	$6,953,714
Commercial real estate	2,149,123	2,057,016	2,107,335	1,997,598	1,864,345
Loans to individuals	1,077,386	1,066,827	1,037,831	996,341	929,825
Total Texas	10,715,545	10,507,162	9,945,743	9,887,185	9,747,884

Oklahoma:
Commercial	3,907,911	3,829,109	3,692,319	3,455,696	3,380,680
Commercial real estate	612,981	589,709	574,126	512,075	521,992
Loans to individuals	3,065,886	3,005,460	2,927,185	2,725,320	2,548,549
Total Oklahoma	7,586,778	7,424,278	7,193,630	6,693,091	6,451,221

Colorado:
Commercial	2,125,660	2,127,979	2,132,770	2,185,658	2,246,388
Commercial real estate	596,517	600,668	589,307	791,171	706,154
Loans to individuals	191,721	200,378	208,323	217,088	210,531
Total Colorado	2,913,898	2,929,025	2,930,400	3,193,917	3,163,073

Arizona:
Commercial	1,378,256	1,253,824	1,228,593	1,166,745	1,115,085
Commercial real estate	1,448,141	1,332,658	1,348,838	1,165,927	1,084,967
Loans to individuals	220,116	224,354	222,963	226,727	218,093
Total Arizona	3,046,513	2,810,836	2,800,394	2,559,399	2,418,145

Kansas/Missouri:
Commercial	291,075	282,189	270,068	303,692	298,410
Commercial real estate	537,709	571,331	618,052	556,390	533,335
Loans to individuals	117,617	142,392	142,408	155,154	147,651
Total Kansas/Missouri	946,401	995,912	1,030,528	1,015,236	979,396

New Mexico:
Commercial	308,712	311,636	282,479	282,918	324,321
Commercial real estate	484,623	465,228	458,720	443,516	381,775
Loans to individuals	48,099	49,589	51,056	55,714	57,926
Total New Mexico	841,434	826,453	792,255	782,148	764,022

Arkansas:
Commercial	72,433	93,011	106,134	96,227	84,833
Commercial real estate	55,585	55,396	56,229	54,764	70,968
Loans to individuals	8,806	9,389	9,881	10,244	10,946
Total Arkansas	136,824	157,796	172,244	161,235	166,747

Total BOK Financial	$26,187,393	$25,651,462	$24,865,194	$24,292,211	$23,690,488
Loans attributed to a principal market may not always represent the location of the borrower or the collateral.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
DEPOSITS BY PRINCIPAL MARKET AREA – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025
Oklahoma:
Demand	$3,463,094	$3,492,243	$3,520,203	$3,589,146	$3,629,708
Interest-bearing:
Transaction	13,629,679	13,732,961	13,352,070	13,537,068	13,891,707
Savings	561,079	532,284	520,995	521,734	525,424
Time	2,245,523	2,232,078	2,356,945	2,166,094	2,089,744
Total interest-bearing	16,436,281	16,497,323	16,230,010	16,224,896	16,506,875
Total Oklahoma	19,899,375	19,989,566	19,750,213	19,814,042	20,136,583

Texas:
Demand	2,071,766	2,177,256	2,194,177	2,082,652	2,187,903
Interest-bearing:
Transaction	6,447,755	6,691,395	6,427,135	6,203,081	5,925,285
Savings	153,501	149,593	147,560	155,027	155,777
Time	676,876	647,158	649,757	638,657	633,538
Total interest-bearing	7,278,132	7,488,146	7,224,452	6,996,765	6,714,600
Total Texas	9,349,898	9,665,402	9,418,629	9,079,417	8,902,503

Colorado:
Demand	881,440	1,152,203	929,383	1,040,223	1,082,304
Interest-bearing:
Transaction	2,072,825	2,137,579	2,204,899	1,989,284	1,988,258
Savings	58,605	54,809	53,768	55,326	58,318
Time	299,196	282,320	284,962	278,914	274,235
Total interest-bearing	2,430,626	2,474,708	2,543,629	2,323,524	2,320,811
Total Colorado	3,312,066	3,626,911	3,473,012	3,363,747	3,403,115

New Mexico:
Demand	580,900	580,400	591,330	609,205	631,950
Interest-bearing:
Transaction	1,447,506	1,405,940	1,376,694	1,416,741	1,283,998
Savings	99,848	95,630	94,180	94,930	96,969
Time	374,661	354,757	347,227	340,946	344,827
Total interest-bearing	1,922,015	1,856,327	1,818,101	1,852,617	1,725,794
Total New Mexico	2,502,915	2,436,727	2,409,431	2,461,822	2,357,744

Arizona:
Demand	398,102	365,007	368,432	385,442	451,085
Interest-bearing:
Transaction	1,439,796	1,450,416	1,406,300	1,467,509	1,312,979
Savings	11,593	14,656	13,571	10,536	11,125
Time	73,912	72,286	71,886	72,041	70,758
Total interest-bearing	1,525,301	1,537,358	1,491,757	1,550,086	1,394,862
Total Arizona	1,923,403	1,902,365	1,860,189	1,935,528	1,845,947

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

(In thousands)	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025
Kansas/Missouri:
Demand	271,399	281,263	282,235	269,408	279,808
Interest-bearing:
Transaction	1,203,155	1,194,500	1,151,956	1,169,161	1,202,107
Savings	16,222	14,256	14,251	13,719	14,504
Time	38,542	37,820	37,563	35,768	36,307
Total interest-bearing	1,257,919	1,246,576	1,203,770	1,218,648	1,252,918
Total Kansas/Missouri	1,529,318	1,527,839	1,486,005	1,488,056	1,532,726

Arkansas:
Demand	27,628	33,558	21,416	22,685	25,738
Interest-bearing:
Transaction	111,487	237,279	64,174	61,079	57,696
Savings	2,859	2,695	2,411	2,485	2,602
Time	18,099	12,664	14,538	17,248	17,019
Total interest-bearing	132,445	252,638	81,123	80,812	77,317
Total Arkansas	160,073	286,196	102,539	103,497	103,055

Total BOK Financial	$38,677,048	$39,435,006	$38,500,018	$38,246,109	$38,281,673

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
NET INTEREST MARGIN TREND – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025
Tax-equivalent asset yields
Interest-bearing cash and cash equivalents	3.60%	3.85%	4.39%	4.46%	4.48%
Trading securities	4.64%	4.83%	5.25%	5.05%	5.07%
Investment securities, net of allowance	1.41%	1.41%	1.41%	1.41%	1.42%
Available-for-sale securities	3.93%	3.94%	3.93%	3.89%	3.82%
Fair value option securities	4.83%	4.83%	5.45%	5.90%	3.72%
Restricted equity securities	7.39%	7.22%	7.84%	7.73%	7.51%
Residential mortgage loans held for sale	5.42%	5.84%	6.08%	6.13%	6.03%
Loans	6.25%	6.48%	6.70%	6.71%	6.71%
Allowance for loan losses
Loans, net of allowance	6.31%	6.55%	6.78%	6.79%	6.79%
Total tax-equivalent yield on earning assets	5.23%	5.36%	5.53%	5.47%	5.45%

Cost of interest-bearing liabilities:
Interest-bearing deposits:
Transaction	2.67%	2.88%	3.14%	3.17%	3.21%
Savings	0.54%	0.54%	0.55%	0.54%	0.56%
Time	3.53%	3.64%	3.73%	3.83%	4.10%
Total interest-bearing deposits	2.71%	2.91%	3.14%	3.17%	3.24%
Funds purchased and repurchase agreements	2.90%	3.47%	3.29%	3.50%	3.05%
Other borrowings	3.90%	4.22%	4.54%	4.49%	4.57%
Subordinated debt	6.14%	6.12%	—%	6.38%	6.44%
Total cost of interest-bearing liabilities	2.92%	3.06%	3.33%	3.40%	3.42%
Tax-equivalent net interest spread	2.31%	2.30%	2.20%	2.07%	2.03%
Effect of noninterest-bearing funding sources and other	0.59%	0.68%	0.71%	0.73%	0.75%
Tax-equivalent net interest margin	2.90%	2.98%	2.91%	2.80%	2.78%
Yield calculations are shown on a tax-equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
CREDIT QUALITY INDICATORS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratios)	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025
Nonperforming assets:
Nonaccruing loans:
Commercial:
Healthcare	$21,138	$23,490	$24,507	$28,743	$29,253
Services	1,260	6,135	7,647	11,329	13,662
Energy	—	—	31	40	49
General business	2,868	6,477	85	45	103
Total commercial	25,266	36,102	32,270	40,157	43,067

Commercial real estate	6,601	6,697	6,809	6,925	13,125

Loans to individuals:
Permanent mortgage	20,175	18,263	21,255	20,654	20,502
Permanent mortgage guaranteed by U.S. government agencies	7,768	8,586	7,348	6,978	6,786
Personal	194	4,712	4,712	4,613	40
Total loans to individuals	28,137	31,561	33,315	32,245	27,328

Total nonaccruing loans	60,004	74,360	72,394	79,327	83,520
Real estate and other repossessed assets	15	176	1,751	1,729	1,769
Total nonperforming assets	$60,019	$74,536	$74,145	$81,056	$85,289

Total nonperforming assets excluding those guaranteed by U.S. government agencies	$52,251	$65,950	$66,797	$74,078	$78,503

Accruing loans 90 days past due[1]	$2,411	$—	$1,135	$1,388	$3,258

Gross charge-offs	$3,176	$2,353	$4,348	$1,313	$2,291
Recoveries	(1,303)	(907)	(721)	(752)	(1,186)
Net charge-offs (recoveries)	$1,873	$1,446	$3,627	$561	$1,105

Provision for loan losses	$3,732	$(386)	$4,270	$(984)	$(336)
Provision for credit losses from off-balance sheet unfunded loan commitments	(5,934)	487	(2,208)	904	448
Provision for expected credit losses from mortgage banking activities	2,213	(95)	(74)	77	(82)
Provision for credit losses related to held-to-maturity (investment) securities portfolio	(11)	(6)	12	3	(30)
Total provision for credit losses	$—	$—	$2,000	$—	$—
1    Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratios)	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025

Allowance for loan losses to period end loans	1.06%	1.08%	1.12%	1.14%	1.18%
Combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments to period end loans	1.23%	1.28%	1.32%	1.36%	1.40%
Nonperforming assets to period end loans and repossessed assets	0.23%	0.29%	0.30%	0.33%	0.36%
Net charge-offs (annualized) to average loans	0.03%	0.02%	0.06%	0.01%	0.02%
Allowance for loan losses to nonaccruing loans[1]	531.66%	419.41%	426.92%	382.93%	363.06%
Combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments to nonaccruing loans[1]	618.45%	497.36%	504.99%	456.18%	430.95%

1    Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
SEGMENTS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended			1Q26 vs 4Q25		1Q26 vs 1Q25

(In thousands, except ratios)	Mar. 31, 2026	Dec. 31, 2025	Mar. 31, 2025	Change	% Change	Change	% Change
Commercial Banking:
Net interest income	$173,473	$180,950	$178,258	$(7,477)	(4.1)%	$(4,785)	(2.7)%
Fees and commissions revenue	59,010	61,878	55,157	(2,868)	(4.6)%	3,853	7.0%
Combined net interest income and fee revenue	232,483	242,828	233,415	(10,345)	(4.3)%	(932)	(0.4)%
Other operating expense	82,308	88,187	78,480	(5,879)	(6.7)%	3,828	4.9%
Corporate allocations	16,046	17,189	17,055	(1,143)	(6.6)%	(1,009)	(5.9)%
Net income before taxes	134,787	162,142	138,096	(27,355)	(16.9)%	(3,309)	(2.4)%

Average assets	$22,679,465	$22,139,520	$21,400,745	$539,945	2.4%	$1,278,720	6.0%
Average loans	21,232,965	20,650,624	19,965,166	582,341	2.8%	1,267,799	6.4%
Average deposits	18,306,337	18,492,793	17,769,083	(186,456)	(1.0)%	537,254	3.0%

Consumer Banking:
Net interest income	$55,989	$57,163	$57,252	$(1,174)	(2.1)%	$(1,263)	(2.2)%
Fees and commissions revenue	40,937	37,598	36,795	3,339	8.9%	4,142	11.3%
Combined net interest income and fee revenue	96,926	94,761	94,047	2,165	2.3%	2,879	3.1%
Other operating expense	63,493	64,768	57,236	(1,275)	(2.0)%	6,257	10.9%
Corporate allocations	14,686	13,292	15,435	1,394	10.5%	(749)	(4.9)%
Net income before taxes	19,168	15,054	22,122	4,114	27.3%	(2,954)	(13.4)%

Average assets	$8,452,393	$8,396,499	$8,201,821	$55,894	0.7%	$250,572	3.1%
Average loans	2,584,226	2,516,158	2,206,553	68,068	2.7%	377,673	17.1%
Average deposits	8,389,039	8,346,245	8,154,762	42,794	0.5%	234,277	2.9%

Wealth Management:
Net interest income	$42,974	$44,061	$44,502	$(1,087)	(2.5)%	$(1,528)	(3.4)%
Fees and commissions revenue	110,424	116,110	96,336	(5,686)	(4.9)%	14,088	14.6%
Combined net interest income and fee revenue	153,398	160,171	140,838	(6,773)	(4.2)%	12,560	8.9%
Other operating expense	98,169	102,725	94,266	(4,556)	(4.4)%	3,903	4.1%
Corporate allocations	17,155	14,764	13,854	2,391	16.2%	3,301	23.8%
Net income before taxes	37,541	42,689	32,726	(5,148)	(12.1)%	4,815	14.7%

Average assets	$11,370,683	$11,276,162	$11,367,435	$94,521	0.8%	$3,248	—%
Average loans	2,430,864	2,393,802	2,187,599	37,062	1.5%	243,265	11.1%
Average deposits	10,782,785	10,703,630	10,702,521	79,155	0.7%	80,264	0.7%
Fiduciary assets	74,350,101	77,006,744	68,059,837	(2,656,643)	(3.4)%	6,290,264	9.2%
Assets under management or administration	123,586,715	126,614,658	113,956,563	(3,027,943)	(2.4)%	9,630,152	8.5%
Certain prior period amounts have been reclassified to conform to current period presentation.